UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2019

DAILY JOURNAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

SOUTH CAROLINA

(State or Other Jurisdiction of Incorporation)

(Commission File Number)	(IRS Employer Identification No.)

0-14665 915 E. First Street Los Angeles, CA 90012-4050	95-4133299 90012
(Address of Principal Executive Offices)	(Zip Code)

(213) 229-5300

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DJCO	The NASDAQ Stock Market

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)     On May 14, 2019, following shareholder approval of the amendment to the bylaws discussed below, the Board of Directors of Daily Journal Corporation (the “Company”) appointed Mary Conlin to serve as a director of the Company for a term expiring at the next annual meeting of shareholders. She will serve on the Audit Committee and the Compensation Committee of the Board of Directors.

Item 5.07     Submission of Matters to a Vote of Security Holders

On May 14, 2019, the Company held a special meeting of shareholders for the purpose of amending the Company’s bylaws to increase the size of the Board of Directors so that it now has six members. A total of 930,762 shares were represented in person or by valid proxy, and the final results of the vote approving the amendment are set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
928,641	1,870	251	433,259

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Daily Journal Corporation

Date: May 16, 2019	By:	/s/ Gerald L. Salzman
Gerald L. Salzman
Chief Executive Officer
President
Chief Financial Officer
Treasurer